UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 28, 2005

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3382	CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC. 410 South Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina	56-0165465
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated November 28, 2005 by and among the Registrant and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters, in connection with the offering of $400,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.25% Series due 2015, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-103973). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.
     (b) SEVENTY-FOURTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Seventy-fourth Supplemental Indenture, dated as of November 1, 2005, to its Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees, in connection with the issuance of the Registrant’s First Mortgage Bonds, 5.25% Series due 2015. A copy of the Seventy-fourth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
1	Underwriting Agreement, dated November 28, 2005, by and among the Registrant and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

4	Seventy-fourth Supplemental Indenture, dated as of November 1, 2005, to the Registrant’s Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY d/b/a
PROGRESS ENERGY CAROLINAS, INC.

Registrant

	By:	/s/ Peter M. Scott III

Peter M. Scott III
Executive Vice President and Chief Financial Officer

Date: November 30, 2005